Driven Brands Holdings Inc. Reports Second Quarter Results
Delivers Strong Same-Store Sales Growth and Adds 70 Net New Stores
Reports Robust Operating Income and Earnings per Share Growth
Raises Fiscal Year 2021 Guidance

Charlotte, N.C. (July 28, 2021) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or “the Company”) today reported financial results for the second quarter ended June 26, 2021.

For the second quarter, revenue was $374.8 million, an increase of 123% versus the prior year. System-wide sales hit a record $1.2 billion, an increase of 65% versus the prior year, with 34% net store growth and an increase in consolidated same-store sales of 38.7%. On a two-year basis, same-store sales increased 19.1%.

Earnings per share was $0.21 for the second quarter, an increase of 600% versus the prior year.

Adjusted earnings per share2 was $0.25, an increase of 79% versus the prior year.

“The power of Driven Brands is evident in our continued strong operating results,” said Jonathan Fitzpatrick, president and chief executive officer. “While this quarter laps the depths of COVID-19 in the prior year, our strong two-year trend indicates continued momentum in the fundamentals of our business.

“Initiatives we implemented last year, coupled with strong execution from employees and franchisees drove compounding same-store sales and store growth. We continued to capitalize on opportunities as consumers drove more in the second quarter,” Fitzpatrick added.

“Given our scale, the significant whitespace in this fragmented and needs-based industry, and our robust cash generation, our business model remains well-positioned to maximize long-term value for all of our stakeholders.”

Second Quarter Highlights
•Revenue increased 123% versus the prior year, driven primarily by the acquisition of International Car Wash Group (“ICWG”) in the third quarter of 2020 as well as organic growth across all segments from positive same-store sales growth and net store growth.
•Consolidated same-store sales increased 38.7% for the quarter and increased 19.1% on a two-year basis.
•Same-store sales increased across all segments on both a one- and two-year basis.
•The Company added 70 net new stores during the quarter.
•The Company recorded net income in the second quarter of $35.2 million, an increase of 1051% versus the prior year.
•Adjusted Net Income1 was $41.9 million, an increase of 233% versus the prior year.
•Adjusted EBITDA3 was $100.8 million, an increase of 152% versus the prior year.

Second Quarter 2021 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales*	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$321.2	1,485	41.9%	$145.0	$44.6
Car Wash	122.1	979	35.2%	123.9	43.1
Paint, Collision & Glass	597.6	1,655	37.3%	50.6	21.9
Platform Services	117.5	200	37.2%	44.8	17.6
Corporate / Other	N/A	N/A	N/A	10.5
Total	$1,158.3	4,319	38.7%	$374.8

*Car Wash will not be included in consolidated same-store sales until the one-year anniversary of the ICWG acquisition in the third quarter of 2021.

Capital and Liquidity
In May 2021, the Company closed on a new $300 million revolving credit facility. Borrowings under this facility, in conjunction with the variable funding note associated with the Company’s whole business securitization and cash on hand, will be utilized to fuel further growth and for general corporate purposes. From time-to-time, the Company expects to supplement liquidity with long-term borrowings under its whole business securitization structure.

The Company ended the second quarter with total liquidity of $468.2 million, which includes $147.4 million in cash, cash equivalents, and restricted cash, as well as $320.8 million of undrawn capacity on its revolving credit facilities.

Guidance
The Company has raised its guidance for fiscal year 2021 to account for the strong operating performance in the second quarter and an updated outlook for the remainder of the year. The following guidance reflects the Company’s current expectations for the fiscal year ending December 25, 2021:
•Revenue of approximately $1.4 billion
•Adjusted EBITDA3 of approximately $345 million
•Adjusted Earnings per Share2 of approximately $0.83
•Low double-digit same-store sales growth with positive same-store sales across all segments
•Net Store Growth:
◦Maintenance: 80 to 90 stores; driven by roughly equal parts franchise and company-operated store growth;
◦Car Wash: 20 to 30 stores; driven by company-operated store growth; and
◦Paint, Collision & Glass: 60 to 70 stores; driven by franchise store growth.

Conference Call
Driven Brands will host a conference call to discuss second quarter 2021 results today, Wednesday, July 28, 2021 at 9:00am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until October 26, 2021.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in
North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including
Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and
CARSTAR®. Driven Brands has more than 4,300 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $1 billion in revenue from more than $3 billion in system-wide sales.

Contacts
Shareholder/Analyst inquiries:
Rachel Webb
rachel.webb@drivenbrands.com
(704) 644-8125
Media inquiries:
Media
media@drivenbrands.com
(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, and Adjusted EBITDA3. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Earnings Per Share2 and Adjusted EBITDA3. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA3 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

___________
1 “Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
2 “Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
3 “Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Non-GAAP reconciliation tables located in the financial supplement in this release.
4 “Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to reconciliation to Adjusted EBITDA located in the financial supplement in this release.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
(in thousands, except per share amounts)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenue:
Franchise royalties and fees	$37,873	$28,282	$68,287	$57,694
Company-operated store sales	206,198	87,660	390,053	182,551
Independently-operated store sales	56,379	—	112,542	—
Advertising contributions	19,648	12,619	36,903	27,502
Supply and other revenue	54,730	39,262	96,462	80,183
Total revenue	374,828	167,823	704,247	347,930
Operating expenses:
Company-operated store expenses	123,820	53,373	236,575	116,665
Independently-operated store expenses	30,792	—	61,900	—
Advertising expenses	19,648	12,619	36,903	27,502
Supply and other expenses	29,598	21,295	52,087	44,354
Selling, general and administrative expenses	77,935	45,456	146,984	96,521
Acquisition costs	389	1,016	2,038	1,211
Store opening costs	405	627	694	1,802
Depreciation and amortization	26,423	8,636	50,275	16,435
Asset impairment charges	2,178	3,499	3,431	6,411
Total operating expenses	311,188	146,521	590,887	310,901
Operating income	63,640	21,302	113,360	37,029
Other expenses, net:
Interest expense, net	16,612	17,863	34,702	35,379
(Gain) / loss on foreign currency transactions, net	(5,229)	(1,194)	5,282	2,285
Loss on debt extinguishment	78	—	45,576	—
Total other expenses, net	11,461	16,669	85,560	37,664
Net income (loss) before taxes	52,179	4,633	27,800	(635)
Income tax expense	17,011	1,542	12,565	221
Net income (loss)	$35,168	$3,091	$15,235	$(856)
Net income (loss) attributable to non-controlling interests	$(36)	$33	$(30)	$(66)
Net income (loss) attributable to Driven Brands Holdings Inc.	$35,204	$3,058	$15,265	$(790)

Earnings (loss) per share(1):
Basic	$0.21	$0.03	$0.09	$(0.01)
Diluted	$0.21	$0.03	$0.09	$(0.01)
Weighted average shares outstanding(1):
Basic	162,626	88,990	158,727	88,990
Diluted	166,512	88,990	162,271	88,990
(1) Share and per share amounts for the three and six months ended June 27, 2020 have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	June 26, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$147,257	$172,611
Restricted cash	159	15,827
Accounts and notes receivable, net	106,846	84,805
Inventory	41,899	43,039
Prepaid and other assets	43,990	25,070
Income tax receivable	1,038	3,055
Advertising fund assets, restricted	40,084	29,276
Assets held for sale	990	—
Total current assets	382,263	373,683
Notes receivable, net	3,594	3,828
Property and equipment, net	922,370	827,392
Operating lease right-of-use assets	906,066	884,927
Deferred commissions	9,508	8,661
Intangibles, net	827,357	829,308
Goodwill	1,768,244	1,727,351
Total assets	$4,819,402	$4,655,150
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$79,238	$67,802
Accrued expenses and other liabilities	198,939	190,867
Income taxes payable	3,644	3,513
Current portion of long-term debt	17,793	22,988
Advertising fund liabilities	32,047	20,276
Total current liabilities	331,661	305,446
Long-term debt, net	1,503,957	2,102,219
Deferred tax liability	253,507	249,043
Operating lease liabilities	844,809	818,001
Income tax receivable liability	155,970	—
Deferred revenue	23,837	20,757
Accrued expenses and other long-term liabilities	33,719	53,324
Total liabilities	3,147,460	3,548,790
Common stock	1,674	565
Additional paid-in capital	1,603,095	1,055,172
Retained earnings	47,240	31,975
Accumulated other comprehensive income	18,854	16,528
Total shareholders' equity attributable to Driven Brands Holdings Inc.	1,670,863	1,104,240
Non-controlling interests	1,079	2,120
Total shareholders' equity	1,671,942	1,106,360
Total liabilities and shareholders' equity	$4,819,402	$4,655,150

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
(in thousands)	June 26, 2021	June 27, 2020
Net income	$15,235	$(856)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,275	16,435
Noncash lease cost	37,990	17,412
Gain on foreign denominated transactions	5,707	2,285
Bad debt expense	1,739	4,351
Asset impairment costs	3,431	6,411
Amortization of deferred financing costs and bond discounts	3,619	2,573
Loss on derivatives not designed as hedges	(425)	—
Benefit (provision) for deferred income taxes	4,742	(1,471)
Loss on extinguishment of debt	45,576	—
Other, net	1,375	1,342
Changes in assets and liabilities:
Accounts and notes receivable, net	(24,174)	(26,134)
Inventory	(396)	(577)
Prepaid and other assets	(20,885)	(9,643)
Advertising fund assets and liabilities, restricted	12,548	4,165
Deferred commissions	(809)	(1,614)
Deferred revenue	2,994	(2,780)
Accounts payable	3,860	11,686
Accrued expenses and other liabilities	9,707	301
Income tax receivable	3,665	4,051
Operating lease liabilities	(31,034)	(14,427)
Cash provided by operating activities	124,740	13,510
Cash flows from investing activities:
Capital expenditures	(47,274)	(24,708)
Cash used in business acquisitions, net of cash acquired	(204,556)	(28,490)
Proceeds from sale-leaseback transactions	49,166	—
Proceeds from sale of company-operated stores	5,775	—
Cash used in investing activities	(196,889)	(53,198)

Cash flows from financing activities:
Payment of contingent consideration related to acquisitions	—	(1,783)
Payment of debt extinguishment and issuance costs	(2,408)	(2,421)
Repayment of long-term debt	(712,649)	(12,809)
Repayments of revolving lines of credit and short-term debt	(152,800)	—
Proceeds from revolving lines of credit and short-term debt	213,800	79,501
Repayment of principal portion of finance lease liability	(1,127)	(282)
Proceeds from initial public offering, net of underwriting discounts	661,500	—
Net proceeds from underwriters' exercise of over-allotment option	99,225	—
Repurchases of common stock	(43,040)	—
Payment for termination of interest rate swaps	(21,826)	—
Other, net	152	—
Cash provided by financing activities	40,827	62,206
Effect of exchange rate changes on cash	1,374	(337)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(29,948)	22,181
Cash and cash equivalents, beginning of period	172,611	34,935
Cash included in advertising fund assets, restricted, beginning of period	19,369	23,091
Restricted cash, beginning of period	15,827	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	207,807	58,026
Cash and cash equivalents, end of period	147,257	67,617
Cash included in advertising fund assets, restricted, end of period	30,882	12,590
Restricted cash, end of period	159	—
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$178,298	$80,207

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income/Adjusted Earnings Per Share

	Three months ended		Six months ended
(in thousands, except per share amounts)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net income (loss)	$35,168	$3,091	$15,235	$(856)
Acquisition related costs(a)	389	1,016	2,038	1,211
Non-core items and project costs, net(b)	2,522	509	2,553	1,764
Sponsor management fees(c)	—	539	—	1,079
Straight-line rent adjustment(d)	3,358	1,787	5,843	2,639
Equity-based compensation expense(e)	1,028	791	2,011	690
Foreign currency transaction (gain) / loss, net(f)	(5,229)	(1,194)	5,282	2,285
Bad debt expense(g)	—	2,842	—	2,842
Asset impairment and closed store expenses(h)	3,478	2,560	2,692	6,880
Loss on debt extinguishment(i)	78	—	45,576	—
Amortization related to acquired intangible assets(j)	5,558	3,685	9,210	7,650
Adjusted net income before tax impact of adjustments	46,350	15,626	90,440	26,184
Tax impact of adjustments(k)	(4,441)	(2,995)	(18,082)	(6,622)
Adjusted net income	41,909	12,631	72,358	19,562
Net (loss) / income attributable to non-controlling interest	(36)	33	(30)	(66)
Adjusted net income attributable to Driven Brands Holdings Inc.	$41,945	$12,598	$72,388	$19,628

Adjusted earnings per share(1)
Basic(2)	$0.25	$0.14	$0.45	$0.22
Diluted(2)	$0.25	$0.14	$0.44	$0.22

Weighted average shares outstanding(1)
Basic	162,626	88,990	158,727	88,990
Diluted	166,512	88,990	162,271	88,990
(1) Share and per share amounts have been adjusted to reflect an implied 88,990-for-one stock split that became effective on January 14, 2021.
(2) Adjusted earnings per share for the three and six months ended June 26, 2021 is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted net income attributable to participating securities used in the basic earnings per share calculation was $0.9 million and $1.6 million for the three and six months ended June 26, 2021, respectively, and adjusted net income attributable to participating securities used in the diluted earnings per share calculation was $0.8 million and $1.4 million for the three and six months ended June 26, 2021, respectively.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted EBITDA

	Three months ended		Six months ended
(in thousands)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net income (loss)	35,168	$3,091	$15,235	$(856)
Income tax expense	17,011	1,542	12,565	221
Interest expense, net	16,612	17,863	34,702	35,379
Depreciation and amortization	26,423	8,636	50,275	16,435
EBITDA	95,214	31,132	112,777	51,179
Acquisition related costs(a)	389	1,016	2,038	1,211
Non-core items and project costs, net(b)	2,522	509	2,553	1,764
Sponsor management fees(c)	—	539	—	1,079
Straight-line rent adjustment(d)	3,358	1,787	5,843	2,639
Equity-based compensation expense(e)	1,028	791	2,011	690
Foreign currency transaction (gain)/loss, net(f)	(5,229)	(1,194)	5,282	2,285
Bad debt expense(g)	—	2,842	—	2,842
Asset impairment and closed store expenses(h)	3,478	2,560	2,692	6,880
Loss on debt extinguishment(i)	78	—	45,576	—
Adjusted EBITDA	$100,838	$39,982	$178,772	$70,569

a.Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
b.Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, (ii) wage subsidies received directly attributable to the COVID-19 pandemic and (iii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions.
c.Includes management fees paid to Roark Capital Management, LLC.
d.Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
e.Represents non-cash equity-based compensation expense.
f.Represents foreign currency transaction gains/losses, net that primarily related to the remeasurement of our intercompany loans. For the six months ended June 26, 2021, these losses are offset by unrealized gains on remeasurement of cross currency swaps.
g.Represents bad debt expense related to uncollectible receivables outside of normal operations.
h.Relates to the impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to their respective lease termination dates.
i.Represents the write-off of debt issuance costs associated with early termination of debt.
j.Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
k.Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 38%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Six months ended
(in thousands)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Segment Adjusted EBITDA:
Maintenance	$44,561	$26,339	$85,001	$47,805
Car Wash	43,069	—	77,224	—
Paint, Collision & Glass	21,856	11,011	39,495	26,888
Platform Services	17,602	15,969	28,610	23,434
Corporate and other	(25,845)	(12,710)	(50,864)	(25,756)
Store opening costs	(405)	(627)	(694)	(1,802)
Adjusted EBITDA	$100,838	$39,982	$178,772	$70,569